SCHEDULE 14C
                                 (Rule 14c-101)

           SCHEDULE 14C INFORMATION REQUIRED IN INFORMATION STATEMENT

                Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No. 4)


Check the appropriate box:
[XX] Preliminary Information Statement
[  ] Definitive Information Statement


                                  PRELIMINARY COPY

                                                            December 22, 1995

                    VMS Investors First-Staged Equity L.P. II
                (Name of Registrant as Specified In its Charter)



                   VMS Investors First-Staged Equity L.P. II
                (Name of Person(s) Filing Information Statement)


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      2)    Aggregate number of securities to which transaction applies:


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            pursuant to Exchange Act Rule 0-11.


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[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-
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previously.  Identify the previous filing by registration statement number, or
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      4) Date Filed:

                    VMS INVESTORS FIRST-STAGED EQUITY L.P. II
                             c/o VMS Realty Partners
                           8700 West Bryn Mawr Avenue
                            Chicago, Illinois  60631


                              INFORMATION STATEMENT


      We are writing to advise you of a proposed amendment to the Restated Limited Partnership Agreement ("Partnership Agreement") of VMS Investors First-Staged Equity L.P. II, a Delaware limited partnership ("Partnership"). The amendment ("Amendment") discussed below relates to the terms on which the general partner of the Partnership may withdraw as such. The Amendment will permit (i) the contemplated withdrawal of the current general partner of the Partnership and (ii) the contemplated admission as the general partner of the Partnership of MAERIL, Inc., a Delaware corporation ("MAERIL"), an affiliate of Metropolitan Asset Enhancement, L.P., which is an affiliate of Insignia Financial Group, Inc., a fully integrated real estate organization. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      The Amendment is proposed pursuant to the terms of settlement ("Settlement Agreement") of the lawsuits consolidated under the caption In Re VMS Limited Partnership Securities Litigation, in the United States District Court for the Northern District of Illinois (the "Court"). The general partner of the Partnership is VMS Staged Equity II, Inc. ("VMSSE"), an Illinois corporation which is wholly owned by VMS Realty, Inc., which itself is wholly owned by VMS Realty Partners, L.P., an Illinois limited partnership ("VMSRP")(1).

      This Information Statement is being mailed to all limited partners of
record of the Partnership as of             , 1995.  No meeting of limited
partners of the Partnership will be held. It is contemplated that the Amendment will be adopted by the Partnership by consent twenty (20) business days from the above date, such consent to be accomplished by the exercise of irrevocable proxies previously given to the general partner (which functions as the managing general partner) of the Partnership by the limited partners pursuant to the terms of the Settlement Agreement described below. Under the Settlement Agreement, limited partners of the Partnership owning 98.84% of the limited partnership interests of the Partnership granted such irrevocable proxies to the managing general partner of their respective Partnerships to approve the Amendment.

Pursuant to Section AA, paragraph 8 of the Partnership Agreement of the Partnership (the "Partnership Agreement"), the consent to an amendment by limited partners owning at least a majority of the limited partnership interests of the Partnership is sufficient for the adoption of an amendment to the Partnership Agreement. Consequently, the proxies held by VMSSE pursuant to the Settlement Agreement are sufficient to assure the approval of the Amendment.
The Partnership has a single class of limited partnership interests, consisting of

      (1) The general partners of VMSRP are Brewster Realty, Inc. (which holds a 2.5% general partnership interests) and Residential Equities Ltd. (which owns a 2.5% partnership interest). The stockholders of Brewster Realty are Joel Stone (205) and Rover van Kampen (80%). Perter Morris is the sole stockholder of Residential Equities Ltd. Messrs. Stone, van Kampen and Morris constitute the executive committee of VMSRP, and are vested with policy making powers (acting by a majority). Messrs. Stone, van Kampen and morris are also the sold Limited Partners of VMSRP, holding 13%, 34.5% and 47.5% limited partnership interests, respectively.


 25,186 Units of interest. No person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) is the beneficial owner of five percent or more of the Partnership's limited partnership interests, except that, solely because of its shared voting power pursuant to the proxies given under the Settlement Agreement, VMSSE could be deemed to be the beneficial owner of 98.84% of the limited partnership interests.

      Under applicable state law, no dissenter's rights (i.e., rights of non-consenting security holders to exchange interests in the Partnership for payment of their fair value) are available to any limited partner of the Partnership, regardless of whether such limited partner has consented to the adoption of the Amendment.

      The Partnership will provide without charge to each person, including any limited partners of the Partnership, to whom a copy of this Information Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Thomas Gatti, VMS Realty Partners, L.P., 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631 (telephone (312) 399-8700).

      This information statement should be read carefully as it describes certain substantial consequences of the approval of the Amendment including the following:

            - Should the proposed substitution of MAERIL as general partner of the Partnership proceed without the consent of the Partnership's mortgage lenders (which consent has been requested but not obtained), such lenders could have a right to declare a default and attempt to exercise their remedies, including foreclosing upon the mortgaged properties.

            - MAERIL, upon becoming substitute general partner, will have the authority, pursuant to the Settlement Agreement, to consent on behalf of a substantial majority of the limited partners to transfers of the Partnership assets (including the sale of all or substantially all of the Partnership's assets), subject to review of an oversight committee. See "Settlement Agreement's Relationship to the Partnerships -- Procedures for Disposition of Assets of Settling Limited Partnerships."

            - VMSSE's resignation as general partner will relieve it of any liability for the obligations of the Partnership incurred subsequent to the date of its withdrawal.

            - The substitution of MAERIL is part of a series of transactions involving MAERIL's affiliates and VMSSE's affiliates pursuant to which VMSSE's affiliates will receive, and have received, significant compensation, including:

            (a)   cash compensation in excess of $6 million;
            (b) $500,000 of indemnification against certain potential claims;
            (c) a covenant not to sue from a partnership affiliate of MAERIL which was the principal creditor of one of VMSSE's affiliates.

SUMMARY OF THE INFORMATION STATEMENT

      The following summary is qualified by, and should be read in conjunction with, the more detailed information appearing elsewhere herein. Limited partners of the Partnership are urged to read this Information Statement in its entirety. The Glossary contains an index of the defined terms used herein.

            A.    Amendment to Partnership Agreements

      Pursuant to the terms of the Settlement Agreement, an amendment to the terms of the Partnership Agreement will be adopted, providing that the general partner of the Partnership may withdraw as such without liability and may substitute its own successor, all without the further consent of the limited partners of the Partnership, provided that certain conditions are satisfied.(2) The proposed amendment will be adopted upon VMSSE's exercise of the proxies ("Proxies") granted to it by settling investors pursuant to the terms of the Settlement Agreement (which proxies were granted for the express purpose of, among other things, adopting the proposed amendment). See "Amendment To

Partnership Agreement."

            B.    Withdrawal of VMSSE and Substitution of MAERIL

      Strategic Realty Advisers ("SRA") (an affiliate of VMSSE), certain other affiliates of VMSSE (including VMSRP and VMS Realty Investment, Ltd. ("VMSRIL")), Insignia Financial Group, Inc. ("Insignia"), a fully integrated real estate service organization, and an Insignia affiliate executed a letter of intent (the "Insignia Letter of Intent") dated November 16, 1993, contemplating, among other things, that the general partners (including VMSSE) of all VMS syndicated partnerships other than those owning hotels (those that do not own hotels are referred to as the "Syndicated Partnerships"), including the Partnership, will withdraw as general partners and be replaced by MAERIL. MAERIL is a single purpose affiliate (a second tier wholly owned subsidiary) of Metropolitan Asset Enhancement, L.P. ("MAE"), a limited partnership (a) in which Insignia owns a 19% limited partnership interest, (b) the general partner of which is solely owned by Andrew L. Farkas, the Chairman and Chief Executive Officer of Insignia and (c) in which Mr. Farkas individually holds substantial additional interests.(3) After consummation of certain of the transactions contemplated by the Insignia Letter of Intent, Insignia, MAE, MAERIL, VMSRIL and the VMS Principal Entities(4)
entered into a binding agreement (the "Insignia Agreement") dated July 14, 1994 which terminated the Insignia Letter of Intent, and restructured certain of the then unconsummated transactions that had been contemplated by the Insignia Letter of Intent and provided for certain other agreements of the parties. Pursuant to the Insignia Agreement, MAERIL will become the substitute general partner of only the Selected Syndicated Partnerships(5), rather than all of the Syndicated Partnerships as originally contemplated in the Insignia Letter of Intent.

  (2) These conditions generally require that (i) the substitute partner have experience in real estate management and be reasonably capitalized to serve as general partner and (ii) the substitution not result in the reclassification of the Partnership as an association taxable as a corporation for federal income tax purposes.

  (3) Mr. Farkas is the sole stockholder of a corporation which is the general partner of MAP IV, which holds a 64.5% limited partnership interest in MAE; and owns the general partner in MAP V which holds 9.5% limited partnership interest in MAE. He is also a stockholder in Insignia, directly and through MAP IV, MAP V, and certain other entities.

  (4) "VMS Principal Entity" means VMSRP, Chicago Wheaton Partners, VMS Realty Investors, VMS Financial Services, VMS Realty Guarantee Limited Partnership:
"VMS Principal Entities" means every VMS Principal Entity, collectively.


         The mortgage documents with respect to the Partnership's properties require that the mortgage lenders consent to the substitution of MAERIL as general partner. The Partnership has requested these consents, but has received no response from the applicable lenders. Should the proposed substitution of MAERIL as general partner of the Partnership proceed without the consent of the Partnership's mortgage lenders, such lenders' could have a right to declare a default and attempt to exercise their remedies, including foreclosing upon the mortgaged properties.

      The Insignia Letter of Intent also contemplated that each of the Syndicated Partnerships, including the Partnership, were to retain (subject to certain limitations) an Insignia affiliate, to provide all property and asset management services to such Syndicated Partnerships.(6) The Partnership had retained an

  (5) "Selected Syndicated Partnerships" means, collectively, the Partnership, Boca Glades Associates, Ltd., Boca West Shopping Center Associates, Ltd., Four Quarters Habitat Apartments Associates, Ltd., Hearthwood Associates, Investors First-Staged Equity, L.P., Kendall Townhome Investors, Ltd., Lynnhaven Associates,Merrifields Apartments, mount Regis Associates II, Pasadena Office Park Associates, Prudential-Bache VMS Realty Associates L.P. I, Scarlett Oaks Apartment Associates, Ltd., VMS National Residential Portfolio I, VMS National Residential Portfolio II, Woodlawn Associates and Yorktown Towers Associates.

 (6) Most of the Syndicated Partnerships have retained Insignia or its affiliates to povide property and asset management services. However, pursuant to the Insignia Agreement, Insignia terminated its and its affiliates' rights and obligations to provide management services to the following Syndicated
Partnerships: Fort Lauderdale Office Park Associates, Garden City Plaza Associates, Ltd., Jacksonville/Windsong Apartments Associates, Natick Village Apartment Associates, Oak Brook International Office Center Associates, Ramblewood Associates, 1600 Arch Investors, Ltd., 1600 Arch Limited Partnership Valley View Associates, Valley view Associates II, Village Green apartment-Townhome Associates, Woodmere Associates, Ltd.

Insignia Affiliate to provide such services with respect to each of the Partnership's properties, but pursuant to the Insignia Agreement, the right of an Insignia affiliate to provide such services with respect to the Partnership's Kendall Mall property was terminated(7), although Insignia affiliates continue to perform such services with respect to the Partnership's two remaining properties.

      The Insignia Letter of Intent had contemplated that such Insignia affiliate would retain SRA to assist it in the provision of such management services; however, pursuant to the Insignia Agreement, SRA has been retained to assist in the provision of management services only to VMS National Properties Joint Venture, and will not be retained to provide such services with respect to any of the other Syndicated Partnerships, including the Partnership. SRA is wholly owned by Joel A. Stone, who is a member of the executive committee of VMSRP. See "The Insignia Transactions," and footnote 1.

      Pursuant to the Insignia Agreement and appropriate documents of conveyance, VMSSE will withdraw as general partner of the Partnership, and transfer its general partnership interest therein to MAERIL. Pursuant to the terms of the Partnership's secured loan obligations with respect to each of the Partnership's properties, the substitution of MAERIL as general partner of the Partnership requires lender consent, which has been requested but not received. See "The Insignia Transactions - Substitution of MAERIL and Retention of Insignia Affiliate as Manager."

            C.    Settlement Agreement

      The Settlement Agreement dismissed all settling defendants, including the Partnership, from certain actions brought by and on behalf of certain purchasers of limited partnership interests in approximately 100 VMS-sponsored syndicated limited partnerships ("Settling Limited Partnerships"), including the Partnership.

                  1.    Release

      The investors who participated in the Settlement Agreement ("Settling Class Members") thereby released the settling defendants from any and all claims which they might have against the settling defendants relating to the Settling Limited Partnerships, as well as defenses to collection actions related to notes given by Settling Class Members in connection with the purchase of their interests in such partnership. See "Settlement Agreement's Relationship To The Partnership."

                  2.    Settlement Proceeds

      An aggregate amount of $23,500,000 in cash was initially paid on behalf of both the VMS-related settling defendants and the Prudential-Bache-related settling defendants. (An additional $1,050,000 in cash was initially paid on behalf of Settling Class Members related to Mutual Benefit Financial Services Co.

 (7) As reported in the Partnership's Form 10-QSB for the quarterly period ended March 31, 1994, Kendall Mall was sold at a public auction on March 16, 1994, following the entry of a foreclosure judgement.

and MB Investment Properties, Inc. (collectively, "Mutual Benefit Settling Defendants"), although none of these proceeds were allocated to the Partnerships.) Additionally, upon the disposition of assets owned by the Settling Limited Partnerships, VMSRIL and certain of its affiliates, including VMSSE, have paid (net of certain deductions) a percentage of certain payments they have received as a result of such dispositions (including, without limitation, repayments of certain amounts loaned to the Settling Limited Partnerships), into the settlement fund created for the benefit of the Settling Class Members. In the future, a percentage of certain amounts (without deductions) that would have been received by VMSRIL's affiliates in the event of a disposition of assets owned by the Settling Limited Partnerships will be paid to such settlement fund. Additional consideration for the Settling Class Members has also been provided by the settling defendants. See "Settlement Agreement's Relationship To The Partnership - Terms of the Settlement Relating to the VMS Settling Defendants; and - Terms of the Settlement Agreement Relating to the Prudential-Bache Settling Defendants."

                  3.    Allocation of Settlement Proceeds

      The Partnership is allocated 1.61 percent of the net settlement proceeds paid on behalf of the VMS-related settling defendants and 1.30 percent of the net settlement proceeds paid on behalf of the Prudential-Bache-related settling defendants. See "Settlement Agreement's Relationship To The Partnership - Allocation of Settlement Proceeds."

                  4. Procedures for Disposition of Assets of Settling Limited Partnerships

      In addition to empowering the managing general partner of each of the active Settling Limited Partnerships to cause adoption of the Amendment, the Proxies also grant the managing general partner the power to consent on behalf of a Settling Class Member who is a limited partner of such partnership to the disposition of any or all of the assets of such partnership. Therefore, for each Settling Limited Partnership, including the Partnership, in which the managing general partner holds proxies representing a sufficient percentage of the limited partnership interests, no further approval of the limited partners of such partnership is required to dispose of any or all of its assets.
However, all dispositions of assets owned by Settling Limited Partnerships will be subject to review by an oversight committee (the "Oversight Committee") consisting of counsel for the class of Settling Class Members and any other person that such counsel shall designate. The Oversight Committee has the right to challenge in court a proposed disposition based on the inadequacy of the consideration being paid or other business considerations deemed appropriate by the Oversight Committee. If the committee challenges a proposed disposition, it will not occur until the Court rules on such challenge.

                  5. Effect On Fees, Distributions and Allocations of Profits and Losses to General Partners

      The Settlement Agreement does not increase the fees which a general partner of a syndicated limited partnership was entitled to receive prior to the Settlement Agreement. However, following VMSSE's withdrawal from, and transfer of its general partnership interest in, the Partnership, partnership distributions of profits and losses attributable to its general partnership interest in the Partnership will be received by MAERIL as the transferee of such interest. See "Settlement Agreement's Relationship To The Partnership - Effect on Fees, Distributions and Allocations of Profits and Losses to General Partners of Settling Limited Partnerships."

            D.    Summary of Conflicts of Interest

      The substitution of MAERIL is part of a series of transactions involving MAERIL's affiliates and VMSSE's affiliates pursuant to which VMSSE's affiliates will receive, and have received, significant compensation, including:

      (a)   cash compensation in excess of $6 million;

      (b)   $500,000 of indemnification against certain potential claims; and

      (c) a covenant not to sue from a partnership affiliate of MAERIL which was the principal creditor of VMSRIL, an affiliate of VMSSE. MAERIL's affiliate
(ISLP) acquired this debt (which aggregated $37,270,000 as of January 1, 1994) on November 16, 1993 from EAB (as defined below) for $1,100,000. Additionally, such partnership purchased approximately $16,150,000 of VMSRP debt held by EAB for a price of $400,000 and approximately $23,750,000 of VMSRP debt held by Marine Midland for a price of $620,000. See "The Insignia Transactions."

      Pursuant to Delaware law, absent the proxies and the Amendment, there would be certain substantial limitations on the authority of the general partner to withdraw and substitute a new general partner. However, the proxies and the Amendment effectively eliminate these limitations, permitting the general partner to freely withdraw and substitute a new general partner so long as the withdrawal conditions specified in the Settlement Agreement have been satisfied. As a result, though any substitute general partner must meet the withdrawal conditions, the existing general partner might be motivated in the selection of a substitute general partner by factors other than the successor's qualifications to serve as a substitute general partner, such as the consideration to be received from such successor and the speed with which the substitution of the successor can be accomplished. Additionally, in order to facilitate its withdrawal, a general partner could cause the Partnership to confer benefits upon a successor and its affiliates which might not be in the best interests of the Partnership. See "Conflicts of Interest."


            E.    Adverse Effects on Limited Partners
                  and Benefits to Resigning General Partners

      A potentially adverse effect of the Amendment on the limited partners is that VMSSE will be able to withdraw as the general partner of the Partnership. VMSSE's resignation as general partner of the Partnership will relieve it of any liability for the obligations of the Partnership incurred subsequent to the date of its withdrawal. However, despite its withdrawal, VMSSE will remain liable for liabilities, if any, which arose prior to its withdrawal; provided that VMSSE will not be liable for any such liability if (i) it otherwise would not have been liable for such liability had it not withdrawn or (ii) the assets of the Partnership are sufficient to satisfy such liability. Under the terms of the Partnership Agreement, however, VMSSE, in its capacity as the general partner of the Partnership, would not have an obligation to make additional contributions to, or assume additional liabilities of, the Partnership. Additionally, VMSSE has been released from certain claims pre-dating its withdrawal pursuant to the terms of the Settlement Agreement. See "Settlement Agreement's Relationship To The Partnership." Furthermore, as the substitute general partner in the Partnership, MAERIL will be liable, to the same extent VMSSE would have been, absent its withdrawal, with respect to obligations of the Partnership incurred following MAERIL's substitution as general partner.

      MAERIL will receive VMSSE's general partnership interest in the Partnership, and any distributions and fees attributable to such interest after the date of the transfer of such general partnership interest. VMSSE and certain of its affiliates have received benefits pursuant to the Insignia Letter of Intent, including a covenant not to sue given by ISLP, and have and, in the future, will receive benefits pursuant to the Insignia Agreement; these benefits include substitution of MAERIL for VMSSE as general partner of the Partnership and certain other monetary benefits. See "The Insignia Transactions."

      Additionally, with the proxies granted in connection with the Settlement Agreement, the managing general partner (MAERIL) can consent on behalf of each Settling Class Member to any sale, lease, assignment, exchange or other transfer or conveyance of the assets of the Partnership, subject to review of the Oversight Committee. See "Settlement Agreement's Relationship to the Partnerships - Procedures for Disposition of Assets of Settling Limited Partnerships" and "The Insignia Transactions."

            F.    Developments Affecting VMSSE
                  and Its Affiliates

      As previously disclosed in the Partnership's public filings, certain affiliates of VMSSE, including VMSRIL, had experienced severe liquidity problems. VMSRIL's liability to its principal creditor (the "EAB Debt"), European American Bank ("EAB"), substantially exceeded the realizable value of VMSRIL's assets. However, these problems have now been addressed by the receipt by VMSRIL of a covenant not to sue from a partnership in which Insignia is the general partner, which purchased VMSRIL's debt to its principal creditor, as well as by the execution of certain creditor agreements described below. See "The Insignia Transactions" and "Recent Developments Affecting VMS Realty Partners And Its Affiliates."


AMENDMENT TO PARTNERSHIP AGREEMENT

      Attached as Exhibit A to this Information Statement is a copy of the text of the Amendment. The Amendment provides that notwithstanding any provisions to the contrary in the Partnership Agreement or the prospectus by which such Partnership was syndicated in 1986, the general partner of the Partnership may

           (i) withdraw, without liability for such withdrawal, from the Partnership (whether by resignation or retirement or by the transfer, sale, assignment, pledge, encumbrance or other disposition of such general partner's general partnership interest in the Partnership) and

           (ii) substitute one or more successor general partners,

without obtaining, with respect to both (i) and (ii) above, any further consent of the limited partners of the Partnership, and without satisfying any other conditions to the withdrawal and substitution of general partners other than satisfaction of the Withdrawal Conditions. Although the Partnership Agreement does not specify a procedure for, nor prohibit, the voluntary withdrawal of the general partner and the admission of a new general partner, Section 17-402 of the Delaware Revised Uniform Limited Partnership Act provides that "unless otherwise provided in the partnership agreement, additional general partners may be admitted only with the written consent of each partner." The Amendment will amend the Partnership Agreement so that, notwithstanding the above referenced provision of Delaware law, the general partner may withdraw and substitute a new general partner upon Satisfaction of the Withdrawal Conditions.(8)

 (8) Section 17-602 of the Delaware Revised Uniform Limited Partnership Act provides that "(a) general partner may withdraw from a limited partnership at the time or upon the happening of event specified in the partnership agreement and in accordance with the partnership agreement."

         "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred with respect to the withdrawal of a general partner of the Partnership if such general partner reasonably determines that (x) the proposed withdrawal will not result in the reclassification of the Partnership as an association taxable as a corporation for Federal income tax purposes; and (y) any proposed substitute general partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as general partner.

      It is contemplated that, shortly after the effectiveness of the Amendment, VMSSE will withdraw as the general partner of the Partnership by transferring its general partnership interest in the Partnership to MAERIL. See "The

Insignia Transactions--Substitution of MAERIL and Retention of Insignia Affiliate as Manager" for a discussion of certain lender consents to such substitution, which to date have not been received.

      Satisfaction of the Withdrawal Conditions with respect to such withdrawal will have occurred, given that: (i) with respect to the Withdrawal Condition set forth in clause (x) VMSSE has reasonably determined that its contemplated withdrawal through the assignment of its general partnership interest to MAERIL will not result in the reclassification of the Partnership as an association taxable as a corporation for Federal income tax purposes; and (ii) with respect to the condition set forth in clause (y) MAERIL has (a) substantial experience in real estate management, and (b) a reasonable amount of capital to carry out its duties and obligations as a general partner. See "The Insignia Transactions -- Insignia, MAE and MAERIL" and MAERIL's audited balance sheet which is attached hereto as Exhibit F and incorporated herein by reference. As reflected in footnote 1 to MAERIL's balance sheet, MAE and Insignia are parties to an agreement dated August 13, 1993 and terminating April 15, 2018, pursuant to which Insignia has agreed to perform all administrative functions for MAE and each of its affiliates and controlled subsidiaries. Pursuant to this agreement, Insignia will perform these responsibilities on behalf of MAERIL with respect to the Selected Syndicated Partnerships, including the Partnership, for no additional consideration. Under this same agreement, MAE and its affiliates engage Insignia to perform property and asset management for partnerships in which they serve as general partner.

      The Proxies, which will be used to approve the Amendment, were granted pursuant to the terms of the Settlement Agreement. The Settlement Agreement, as amended, was approved on July 2, 1991 by Judge Zagel of the United States District Court for the Northern District of Illinois and permits the withdrawal of the general partner of the Partnership. Limited partners of the Partnership owning 98.84% of the limited partnership interests are Settling Class Members that have granted, through the Settlement Agreement, irrevocable proxies, containing the terms set forth in Exhibit B attached hereto, consenting to the Amendment. Pursuant to Section 2.02 of the Settlement Agreement, VMSSE, as the managing general partner of the Partnership, is required to vote the Proxies in favor of the Amendment. (The Settlement Agreement contains similar provisions relating to each of the other Active Limited Partnerships; a list of the Active Limited Partnerships is attached as Exhibit C hereto.)

      The Proxies also grant to the managing general partner of the Partnership the right of each of the limited partners of the Partnership who is a Settling Class Member to consent or object to the disposition of the assets of the Partnership, as more fully described in "Settlement Agreement's Relationship To The Partnership -- Procedures for Disposition of Assets of Settling Limited Partnerships," below.


SETTLEMENT AGREEMENT, THE PLAN AND THEIR RELATIONSHIP TO THE PARTNERSHIPS

      The Settlement Agreement resolved the claims asserted in thirty-eight actions filed by investors in limited partnerships against VMSRP and certain entities and individuals related to VMSRP which were consolidated for pretrial and discovery purposes under the caption In Re VMS Limited Partnership Securities Litigation, Case No. 90 C 2412 (U.S. District Court, N.D. Illinois) ("Consolidated Actions"). In connection with the negotiations of a class action settlement, the "New Action" was filed in the Court on behalf of all investors who purchased an interest in any of approximately 100 non-publicly-traded VMS-sponsored syndicated limited partnerships prior to December 31, 1989.

      The Settlement Agreement became effective on August 12, 1991. The Court's July 2, 1991 order granting final approval of the Settlement Agreement dismissed with prejudice all settling defendants, including the Partnership, from all Consolidated Actions and dismissed the "New Action". The settling defendants(9)

 (9) The settling defendants include: (i) Prudential Securities Incorporated (including its predecessor Prudential-Bache Securities, Inc) and Prudential-Bache Properties Inc. (collectively, "Prudential-Bache Settling Defendants"),
(ii) the Mutual Benefit Settling Defendants, (iii) Industrial Indemnity Co. and Financial Guaranty Associates, Inc. (collectively, "Industrial Indemnity Settling Defendants"), (iv) the individuals and entities related to VMS, including the Partnership, listed on Exhibit D attached hereto (collectively, "VMS Settling Defendants") and (v) continental Casualty Company ("CNA Settling Defendants"). As used herein, the term "Settling Defendants" means VMS Settling Defendants, Prudential-Bache Settling Defendants, Mutual Benefit Settling Defendants, Industrial Indemnity Settling Defendants and CNS Settling Defendants.

included those defendants in the Consolidated Actions that had reached a Settlement Agreement with the Settling Class Members. The "Settling Class Members" are those eligible investors who did not elect to be excluded from the Settlement Agreement.

      As part of the Settlement Agreement and in exchange for the payments and other consideration offered by the Settling Defendants (as more fully described below), the Settling Class Members released the Partnership, the general partner of the Partnership and certain of their respective affiliates from any and all claims of all kinds, including, but not limited to, known and unknown claims relating to any matters that were or might have been asserted in the New Action, in any of the Consolidated Actions, in any action which was or could have been commenced by any Settling Limited Partnership against any of the Settling Class Members under the terms of his Investor Note,(10) or Partnership Amendment to Note,(11) in any court or forum whatsoever, which in any way relate to the

 (10) The term "Investor Note" means any note executed by a Settling Class member as consideration for the acquisition of any interest in a Settling Limited Partnership.

 (11) The term "Partnership Amendment to Note" means the agreement pursuant to which such Settling Class Member had the option of refinancing his obligation to the Settling Limited Partnership under Investor Note.

Settling Limited Partnerships, including but not limited to such claims relating to the marketing, purchase or sale of interests in the Settling Limited Partnerships (listed on Exhibit D hereto), the operation and management of the Settling Limited Partnerships and/or the sale of real property or other assets owned by the Settling Limited Partnerships, as well as releasing defenses to collection actions related to Investor Notes. The release does not cover any claims to enforce the terms of the Settlement Agreement.

      The following summarizes the terms of the Settlement Agreement which, in addition to the granting of the Proxies and the withdrawal of VMSSE described above, may be material to the Partnership or the limited partners of the Partnership who are Settling Class Members.

            A.    Allocation of Settlement Proceeds

      On March 10, 1992, the law firms of Beigel & Sandler, Ltd. and Kohn, Klein, Nast & Graf (collectively, "Class Counsel") presented to the Court a proposed plan of distribution of the net settlement fund among the Settling Class Members. The plan allocates a percentage of the net proceeds from the VMS Settling Defendants, the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants to each Settling Limited Partnership, except as indicated below. Each Settling Limited Partnership's specific portion of the net settlement fund is then allocated among the Settling Class Members who purchased interests in that Settling Limited Partnership, based on their respective ownership interests and whether they purchased their interests from Prudential-Bache or Mutual Benefit.

      Pursuant to the terms of the Settlement Agreement, the plan allocates the net proceeds from the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants only to Settling Class Members who purchased interests in Settling Limited Partnerships through the Prudential-Bache Settling Defendants or the Mutual Benefit Settling Defendants, respectively, and only as to those interests; the net proceeds from the VMS Settling Defendants are allocated among all Settling Class Members.

      On March 23, 1992, the Court approved a form of notice to be mailed to all

Settling Class Members describing the plan of allocation proposed by Class Counsel and informing them of their right to object to the proposed plan at a hearing before the Court scheduled for May 18, 1992. At the hearing, the Court heard argument by Class Counsel in favor of the proposed plan and objections from certain Settling Class Members. By order dated May 21, 1992, the Court overruled the objections and found the proposed plan to be fair, adequate and reasonable. Based upon these allocations, the Partnership is allocated 1.61 percent of the net settlement proceeds paid on behalf of the VMS Settling Defendants and 1.30 percent of the net settlement proceeds paid on behalf of the Prudential-Bache Settling Defendants. Because the Mutual Benefit Settling Defendants did not sell any interests in the Partnership, the Partnership is not allocated a percentage of the net settlement proceeds paid on behalf of these defendants.

      Pursuant to the terms of the Settlement Agreement, none of the VMS Settling Defendants, the Prudential-Bache Settling Defendants or the Mutual Benefit Settling Defendants participated in or had any responsibility with respect to the allocation process.

      All initial distributions of settlement proceeds paid on behalf of the VMS Settling Defendants, the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants have been made. Additional distributions may potentially be made if additional net settlement proceeds are received. For Settling Class Members with past due or future payments owed under an Investor Note who did not execute a forbearance agreement and amendment to note, such payments were applied first to unpaid interest, then to unpaid principal. For Settling Class Members who did execute a forbearance agreement and amendment to note, such payments were applied first to unpaid principal, then to unpaid interest. See "--Amendment of Investor Notes."

            B.    Amendment of Investor Notes

      The Settling Limited Partnerships, including the Partnership, to whom Settling Class Members, including certain limited partners of the Partnership, owed past due or future payments under Investor Notes offered those Settling Class Members the option to make those payments on terms more favorable than originally provided in the Investor Notes. The more favorable terms include a revised repayment schedule, the reduction of penalty interest which had accrued or would accrue on past due or future payments and an agreement to forbear collection of such Investor Notes so long as such Settling Class Member performs its payment obligations under the forbearance agreement. Eligible Settling Class Members who did not elect new terms for their Investor Notes remain liable for all past due or future payments under the original terms of their Investor Notes.

            C. Procedures for Disposition of Assets of Settling Limited Partnerships

      All sales and other dispositions of the real estate or other assets owned by the Settling Limited Partnerships, including the Partnership, will be negotiated by and will be the responsibility of the respective managing general partners of the Settling Limited Partnerships which own such real estate or other assets.(12)

 (12) As previously reported in Item 13 (Certain Relationships and Related Transactions) of the Partnership's Report on Form 10-K for the year ended December 31, 1993, on the sale or refinancing of an investment property owned by the Partnership, the general partner is entitled to a commission paid by the Partnership, to the extent it has rendered real estate brokerage services, equal to the lesser of (a) 3% of the sales or refinancing proceeds of such property or (b) 1/2 of the competitive real estate commission. Such a commission will only be payable, however, to the extent that the limited partners have first recovered their adjusted capital contributions together with their preferred cumulative return (equal to 6% per annum, non-compounded). Given the current value of the Partnership's property, it is unlikely that such condition would be fulfilled, and that such a commission would be payable to the general partner upon the sale of any of the Partnership's properties.

         In addition to the power to vote for the Amendment (and similar amendments to the partnership agreements of other active Settling Limited Partnerships), the Proxies also grant the managing general partner of each active Settling Limited Partnership an irrevocable proxy to consent on behalf of each Settling Class Member that is a limited partner of such active Settling Limited Partnership to any sale, lease, assignment, exchange or other transfer or conveyance of any or all of the real property and/or other assets owned by such Settling Limited Partnership. Therefore, for those Settling Limited Partnerships, including the Partnership, in which the managing general partner has received Proxies representing a sufficient percentage of the limited partnership interests of such Settling Limited Partnership, no further action and/or approval of the limited partners of such Settling Limited Partnership is required to dispose of an asset of such Settling Limited Partnership.

      However, sales or dispositions of assets owned by Settling Limited Partnerships will be subject to review by the Oversight Committee. The Oversight Committee consists of Class Counsel and any other persons or professionals Class Counsel shall designate. The Oversight Committee has the right to petition the Court to challenge a proposed sale or disposition based on the inadequacy of the consideration being paid or other business considerations deemed appropriate by the Oversight Committee.(13) In the event such a petition is filed, the proposed sale or disposition will not be consummated until the Court rules on the petition.(14)

 (13) The Settlement Agreement provides that if a Settling Limited Partnership (or a partnership of which Settling Limited Partnerships are the general partners) is a debtor under the Bankruptcy Code, and the applicable United States Bankruptcy Court has approved the sale or other disposition of the real property and/or other assets owned by that debtor, such approval shall automatically constitute an irrevocable approval of such sale or other disposition by the Oversight Committee.

 (14) To date, of approximately 13 proposed property dispositions submitted to the Oversight Committee for approval, only two have been challenged by a member of the Oversight Committee. A proposed sale of the property owned by Lynnhaven Associates was challenged by Equity Resources Group, a former member of the Oversight Committee as to only those Settling Limited Partnership in which it is a limited partner (which includes Lynnhaven Associates but not the Partnership). Judge Zagel of the United States District Court for the Northern District of Illinois approved the sale of Lynnhaven property over the objection of Equity Resources Group, in accordance with the terms of the Settlement Agreement. Equity Resources Group then appealed Judge Zagel's decision, and it's appeal was dismissed by the United States Court of Appeals for the Seventh Circuit. The oversight Committee also objected to a proposed transaction in which the mortgage loan on two office building owned by Eaton Canyon Partners was to be restructured. As a result of the objection, the restructuring was abandoned and the property was foreclosed.

         Under the Settlement Agreement, the Oversight Committee's purpose is to protect the interests of the Settling Class Members, which may, in some circumstances, diverge from the interests of certain of the limited partners of the Settling Limited Partnership in question. The Oversight Committee's structure results in the limited partners of all the Settling Limited Partnerships relying, as a replacement of any right they might have had to vote on certain sales of property by their Settling Limited Partnership, on the Oversight Committee's ability to judge the adequacy of proposed transactions and its ability to demonstrate to the Court the imprudence of those it deems unsatisfactory.

      The members of the Oversight Committee are entitled to receive compensation from the settlement fund established by the Settling Defendants for the benefit of the Settling Class Members for the work which they perform in their capacity as members of the Oversight Committee. The members of the Oversight Committee must petition the Court in order to receive any such compensation. As of July 15, 1995, members of the Oversight Committee had received aggregate compensation of approximately $50,000.

      There is no requirement that sales (other than sales of all or substantially all of the Partnership properties) of the Partnership's properties be approved by the limited partners. Thus, the sale of assets by the Partnership will receive a level of review and meet certain standards, which, but for the Settlement Agreement, would not normally have been applicable. Additionally, VMSSE, as the managing general partner of the Partnership, intends to make sales in a manner consistent with its fiduciary duty, and MAERIL, upon becoming the general partner of the Partnership, will have such fiduciary duties, as well. Currently, the Partnership is not a party to any contract for sale or letter of intent regarding the disposition of any material asset, nor is it in the process of negotiating such a disposition. However, if at any time in the future, the Partnership seeks approval of the disposition of all or substantially all of its assets (other than an ordinary course sale of its final property remaining after the sale of all other Properties) through the exercise of the Proxies, the Partnership will issue an information statement notifying all limited partners of the Partnership of such proposed disposition and the terms thereof.

      Asset dispositions may result in adverse consequences to certain of the limited partners of the Partnership as a result of tax recapture (i.e., recognition of taxable gain without an accompanying cash distribution).
However, limited partners of the Partnership could also experience tax recapture in the event of a foreclosure of property of the Partnership or the giving of a deed in lieu of foreclosure.

            D. Effect On Fees, Distributions and Allocations of Profits and Losses To General Partners Of Settling Limited Partnerships

      The Settlement Agreement provides for certain actions to be taken which will affect the fees and expenses which a general partner of a Settling Limited Partnership or its affiliates are entitled to receive. A withdrawn general partner will cease to receive partnership distributions of profits and losses, as will be the case upon VMSSE's withdrawal as a general partner of the Partnership following the transfer of its interests as such to MAERIL. Thereafter, MAERIL will receive partnership distributions attributable to VMSSE's general partnership interest.

      Pursuant to the terms of the Partnership Agreement, the general partner of the Partnership may receive reimbursement from the Partnership for expenses which it incurs on behalf of the Partnership in connection with the implementation of the Settlement Agreement, which expenses might not have otherwise been incurred. These expenses with respect to the Partnership are not expected to exceed $20,000.

            E.    Terms of the Settlement Relating to the VMS Settling
                  Defendants

                  1.    Initial Cash Payment

      $3,500,000 in cash has been paid on behalf of the VMS Settling Defendants (all of which are set forth in Exhibit E attached hereto) into the Escrow (as defined below) for the benefit of the Settling Class Members.

                  2.    Additional Cash Payments

      Upon the sale or other disposition of certain real estate or other assets owned by the Settling Limited Partnerships enumerated in Exhibit D, a percentage of the Entity Payments(15) resulting therefrom will be paid into an escrow for

 (15) Entity Payments are generally sums paid to VMSRIL or a VMS Principal Entity by a Settling Limited Partnership as fees, repayments of obligations for other purposes. See the Glossary for a more complete definition.

the benefit of Settling Class Members ("Escrow"). As of July 15, 1995, $1 million has been paid into the Escrow. Payments that would have been Entity Payments if received by VMSSE as general partner of the Partnership, but that are received by MAERIL when it replaces VMSSE as general partner, will result in an obligation of MAERIL to make the same percentage payment into the Escrow that VMSSE would have made.(16)

 (16) Payments that would have been Entity Payments if received by the other VMS Principal Entities that are received by the liquidating trusts pursuant to the Fifth Amendment to the VMS Creditor Repayment Agreement ("CRA") will result in an obligation of those liquidating trust to make the same percentage payments into the Escrow that such VMS Principal Entities would have made.
See "Recent Developments Affecting VMS Realty Partners and Its Affiliates."

         Settling Class Members will receive 15% of the first $90,000,000 of such Entity Payments and 20% of any such amounts over $90,000,000, until such time as the indebtedness of certain VMS Settling Defendants is paid off in full and all claims which creditors could bring related to the indebtedness are either released or satisfied. After such time, the Settling Class Members will receive 50% of any such cash distributions. However, based upon the current depressed condition of the national real estate market, there is no assurance as to the amount that may be realized from the disposition of assets owned by the Settling Limited Partnerships (or a partnership of which Settling Limited Partnerships are the general partners), including the Partnership, and there is therefore no assurance as to the amount ultimately payable to the Escrow for the benefit of the Settling Class Members.

      The Settlement Agreement did not limit the rights of Settling Class Members to receive cash proceeds to which they would be entitled under the terms of the limited partnership agreements of the Settling Limited Partnerships, including cash proceeds upon the sale or other disposition of the assets of the applicable Settling Limited Partnership. The portion of the Entity Payments described above which have been and will be deposited into the Escrow for the benefit of the Settling Class Members is cash which, in the absence of the Settlement Agreement, would have been distributed to certain VMS Principal Entities. Absent the Settlement Agreement, this cash would not be distributed to any Settling Limited Partnership or any limited partners of a Settling Limited Partnership.

                  3.    Waiver Of 1990 Recapture

      The Partnership did not reduce the percentage of the profits allocated to Settling Class Members who are or were limited partners of the Partnership and who failed to make Investor Note payments due in 1990. In 1991, the Partnership did not issue IRS Form 1065 Schedule K-1's reflecting deemed distributions or income to those Settling Class Members as a result of any such reduction, provided such Settling Class Members satisfied their payment obligations to the Partnership of which they are or were a limited partner, whether under the original terms of the Investor Notes or the Agreement, as the case may be.

            F. Terms of the Settlement Relating to the Prudential-Bache Settling Defendants

                  1.    Cash Payment

      $20,000,000 in cash has been paid on behalf of the Prudential-Bache Settling Defendants into the Escrow for the benefit of the Settling Class Members who purchased their interest in a Settling Limited Partnership through a Prudential-Bache Settling Defendant, including certain of the limited partners of the Partnership.

                  2.    Assignment of Rights in Assignment Notes

      The Prudential-Bache Settling Defendants have assigned, for the benefit of the Settling Class Members, all of their interest in assignment notes owed to certain VMS Settling Defendants by certain Settling Limited Partnerships (or partnerships of which Settling Limited Partnerships are the general partners), whether such interest was obtained through an assignment from a VMS Settling Defendant or otherwise. The value ultimately realized for the interest in the assignment notes depends upon the amount of proceeds generated by the sale of the real estate or other assets securing the assignment notes. The face amount of the Prudential-Bache Settling Defendants' interest in those assignment notes was approximately $10.6 million as of March 31, 1991, none of which had been realized as of July 15, 1995. However, given the current state of the real estate market, the current net realizable value of such interest in the assignment notes is estimated to be substantially lower than their face amount.

                  3.    Assignment of Limited Partnership Interests

      The Prudential-Bache Settling Defendants have assigned to an escrow fund, for the benefit of the Settling Class Members, all of their interests as a limited partner in each of the following Settling Limited Partnerships: 850 Third Avenue Limited Partnership; Boca Raton Hotel & Club Limited Partnership; Candlewood Square Apartments Associates, Ltd.; North Palm Beach Shopping Center Associates, Ltd.; The Shoreham Hotel Limited Partnership; and Trails Shopping Center Associates, Ltd. The Prudential-Bache Settling Defendants have transferred to the Settling Class Members their interests as a limited partner in each of LaJolla Village Professional Center Associates, Ltd. and Oak Brook International Office Center Associates, each of which has been a debtor in a bankruptcy proceeding under the Bankruptcy Code.

THE INSIGNIA TRANSACTIONS

            A. Substitution of MAERIL and Retention of Insignia Affiliate as Manager

      During the summer of 1993, EAB introduced VMSRIL to Insignia. EAB and Insignia had been engaged in discussions concerning the possible acquisition by an Insignia subsidiary of VMSRIL's debt to EAB. Subsequently, Insignia began negotiating with VMSRIL concerning a possible transaction. As a result of these negotiations, VMSRIL and various of its affiliates, SRA, Insignia and a limited partnership ("ISLP")(17) agreed to the terms of the Insignia Letter Of Intent,

 (17) An MAE affiliate is the sole general partner in ISLP, and an Insignia affiliate holds the sole limited partnership interest.

which contemplated, among other things, that VMSRIL and certain of its affiliates, including VMSSE, serving as general partners of the Syndicated Partnerships, including the Partnership, would withdraw as such and be replaced by MAERIL, a single purpose affiliate of MAE. The Insignia Agreement modified the intentions of the parties as expressed in the Insignia Letter of Intent to provide that MAERIL would become the new general partner of only the Selected Syndicated Partnerships, including the Partnership. Adoption of the Amendment by the Partnership will permit this substitution, because the Withdrawal Conditions will have been satisfied in connection therewith. See "Amendment To Partnership Agreement."

      Pursuant to the terms of the Partnership's secured loan obligations with respect to each of the Partnership's properties, the substitution of MAERIL as general partner of the Partnership requires lender consent, which has been requested but not received(18). Although the Partnership could contend that such consent was unreasonably withheld, or that a lender's failure to respond should constitute an implied consent (or waiver of its right to consent), it is possible

 (18) Each property owned by the Partnership, as well as the other Syndicated Partnerships, is subject to one or more secured project loans. The terms of each such loan with respect to the Partnership require lender consent for a change in the general partner of the Partnership. Although VMSSE and its affiliates have attempted to obtain such consents with respect to all such loans, it has been unsuccessful in obtaining any consents, and, in many cases, no responses have been received to such requests; however, none of the lenders have expressly rejected the proposed substitution.

that one or more lenders might seek to declare a default and attempt to foreclose on their respective collateral if the transfer of general partnership interests to MAERIL were to proceed without such lender's express consent.

      Furthermore, pursuant to the Insignia Letter of Intent, many of the Syndicated Partnerships retained (to the extent permitted under applicable mortgages and other governing documents) an Insignia affiliate to provide all property and asset management services to such Syndicated Partnership for the maximum term permitted under the partnership agreement or other governing documents of such Syndicated Partnership.(19) In particular, an affiliate of Insignia has become the asset manager of the Partnership, as of January 1, 1994

      (19)    See footnote 4 and the associated text.

 at a fee of 2% of gross revenues. Additionally, an affiliate of Insignia is performing property management services for the Partnership's two remaining properties, at a fee of 3% of gross revenue. These fees totaled $131,392 in 1994 and $73,048 for the first six months of 1995. In addition, such Insignia affiliate received expense reimbursements of $135,317 in 1994 and $68,0004 in the first six months of 1995. The above percentage fees are the same fee percentages charged by the prior property and asset manager, which was not affiliated with either VMSSE or MAERIL. Although the Insignia affiliates initially retained SRA to assist them in the provision of management services to the Partnership, this relationship was terminated pursuant to the Insignia Agreement.

            B.    Insignia, MAE and MAERIL

      Insignia is a publicly held fully integrated real estate service organization performing property management, asset management, investor services, partnership administration, mortgage banking, and real estate investment banking services for various ownership entities, including approximately 950 limited partnerships having approximately 300,000 limited partners. Based upon published industry surveys, Insignia is the largest manager of multifamily residential properties in the United States and is a significant manager of commercial property. Insignia commenced operations in December 1990 and since then has grown to provide property and/or asset management services (as of June 30, 1995) for over 1,700 properties, which include approximately 207,000 residential units and approximately 66,600,000 square feet of commercial space, located in over 500 cities in 48 states with aggregate annual rentals and collections estimated by Insignia to be in excess of $1 billion.

      Insignia has grown primarily by acquiring, directly or through related entities (principally MAE), controlling positions in general partners of real estate limited partnerships. Many of the sellers of such assets, and in some cases the partnerships which own the properties, were financially distressed, but the partnerships own properties that Insignia in most cases believes to be fundamentally sound. Following each acquisition, Insignia takes steps to enhance the value and stability of the acquired properties, including a thorough analysis of each property's operations, develops a detailed marketing strategy, and, when appropriate, develops a program for restructuring its indebtedness. Insignia or MAE has, where consistent with its fiduciary obligations to the property owner, caused the controlled entity to retain Insignia to provide property management and other services for the property, and will continue to do so in the future.

      Insignia also provides services to non-affiliated entities. Insignia currently provides services to institutional clients including large insurance companies, such as John Hancock Mutual Life Insurance Co., Mutual of New York, Metropolitan Life Insurance Company, and The Prudential Insurance Company of America; banks, such as Bank of America and First Nationwide Bank; government or quasi-government agencies, such as the Federal Home Loan Mortgage Corporation (known as Freddie Mac) and the Resolution Trust Corporation; and other institutional investors and lenders. As of June 30, 1995, the average duration of Insignia's tenure (including that of its acquired predecessors) as manager for owners of unaffiliated properties under agreements with terms of two years or less was approximately six years for residential properties and three years for commercial properties.

      Insignia's services include property management, providing all of the day-to-day services necessary to operate a property, whether residential or commercial; asset management, including long-term financial planning, capital improvements, and development and execution of refinancings and dispositions; maintenance and construction services; marketing and advertising; investor reporting and accounting, including preparation of quarterly reports and annual K-1 tax reporting forms for limited partners as well as regular reporting under the Securities Exchange Act of 1934 where applicable; investment banking, including assistance in workouts and restructurings, mergers and acquisitions, and debt and equity securitization; and mortgage banking and real estate brokerage. This integrated organization allows "one stop shopping" for substantially all of the services necessary to operate a property and the related partnership successfully, for both controlled entities and unaffiliated owners.

      In addition, Insignia is the exclusive mortgage marketing advisor for Prudential Insurance Company of America's PruExpress program in the Southeast and Mid-Atlantic areas of the United States, originating loans typically in the $2,000,000 to $15,000,000 range for investment-grade income-producing real estate.

      Insignia's senior residential property management personnel have an average of over 15 years of experience in property management with a broad range of types of properties throughout the United States. Many of Insignia's most experienced managers joined Insignia in connection with some of Insignia's acquisitions. Insignia believes that its management expertise and state-of-the-art computer and communications systems allow it to offer its customized services efficiently and at a cost to Insignia which permits it to be competitive with other real estate management service companies.

      Insignia and its affiliates have acquired control of or management rights to 17 significant portfolios of properties since 1990.

      Insignia was incorporated in Delaware in July 1990. Insignia's principal executive offices are located at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602, telephone number (803) 239-1000.

      MAE was formed to be the principal vehicle for acquiring interests in real property that would be managed or serviced by Insignia. MAE, directly or through subsidiaries, holds general partnership interests in approximately 500 partnerships, all of which have retained Insignia as manager for all or certain aspects of their operations. MAE has no other material assets and has no material cash flow. MAE has various liabilities associated with prior acquisitions, certain of which have been guaranteed or are joint obligations with Insignia or one or more of its subsidiaries. Insignia intends to continue its acquisition activities with MAE. MAE and Insignia have entered into an agreement governing the structuring of future acquisitions.

      Insignia holds a 19% limited partnership interest in MAE. Andrew L. Farkas, the Chairman of the Board and Chief Executive Officer of Insignia, owns the general partner of MAE, which has a 1% partnership interest. In addition, a 3% limited partnership interest in MAE is owned by five officers and one employee of Insignia. In addition Mr. Farkas is a sole stockholder of the general partner of Metropolitan Acquisition Partners IV, L.P. ("MAP IV"), which holds a 64.5% limited partnership interest in MAE; the general partner of MAP IV is generally entitled to receive 50% of all distributions made by MAP IV, and Mr. Farkas holds an indirect 5.0% limited partnership interest in MAP IV. Mr. Farkas is also the sole stockholder of the general partner of Metropolitan Acquisition Partners V, L.P. ("MAP V"), which holds a 9.5% limited partnership interest in MAE; the general partner of MAP V is generally entitled to receive 30% of all distributions made by MAP V. MAP IV and MAP V, respectively, own 22.1% and 7.7% of the equity of Insignia. Mr. Farkas also has other ownership interests in Insignia. Although the general partner may not assign its interest in MAE without the consent of holders of a majority in interest of the limited partners' interests, there are no restrictions on Mr. Farkas's ability to sell such general partner. Insignia may not transfer its limited partnership interest in MAE without the consent of the general partner of MAE. The general partner has complete authority over the management of MAE and its assets, provided that, except in connection with acquisitions, the general partner may not cause MAE to sell all or a substantial portion of its assets without the consent of holders of a majority in interest of the limited partners' interests. The limited partners, including Insignia, have no other rights with regard to the business or operations of MAE.

      MAERIL is a Delaware corporation, formed in March 1994 for the purpose of serving as general partner of the Partnerships and certain of the other Syndicated Partnerships. MAE GP Corporation is the sole stockholder of MAERIL and MAE is the sole stockholder of MAE GP Corporation. As of September 30, 1995, MAERIL had a net worth in excess of $29,000. Additionally, MAE and Insignia are parties to an agreement dated August 13, 1993 and terminating April 15, 2018, pursuant to which Insignia has agreed to perform all administrative functions for MAE and each of its affiliates and controlled subsidiaries. Pursuant to this agreement, Insignia will perform these responsibilities on behalf of MAERIL with respect to the Selected Syndicated Partnerships, including the Partnerships, for no additional consideration. Under this same agreement, MAE and its affiliates engage Insignia to perform property and asset management for partnerships in which they serve as general partner. An audited balance sheet for MAERIL, as of March 31, 1995 is attached hereto as Exhibit F and incorporated herein by reference.

      The names, ages and certain biographical information regarding MAERIL's sole director and each of its executive officers is listed below:

      Jeffrey L. Goldberg is 32 years old and has served as the sole director and President of MAERIL since March 1994. Mr. Goldberg has been Managing Director-Asset Management of Insignia since January 1991. Since April 1990, Mr. Goldberg has been an officer of Metropolitan Asset Group, Ltd. ("MAG"), a real estate investment banking firm. From July 1989 until March 1990, Mr. Goldberg was employed in the Mergers and Acquisitions Group of Drexel Burnham Lambert Incorporation, an investment banking firm.

      William H. Jarrard, Jr. is 47 years old and has served as a Vice President of MAERIL since March 1994. Mr. Jarrard has been Managing Director - Partnership Administration of Insignia since January 1991. Mr. Jarrard was employed by U.S. Shelter in a similar capacity for three years prior to his joining Insignia.

      Robert D. Long, Jr. is 27 years old and has been Chief Accounting Officer and Controller of MAERIL since March 1994. Mr. Long joined Insignia in December 1991. From January 1991, Mr. Long was employed with a private accounting firm, Harshman, Lewis & Associates, P.A., in Nashville, Tennessee. From July 1989, Mr. Long was employed with the State of Tennessee in Nashville, Tennessee as a staff accountant.

      Kelley M. Buechler is 37 years old and has been Secretary of MAERIL since March 1994. Ms. Buechler has been Assistant Secretary of Insignia since
January 1991. From October 1984, Ms. Buechler was employed as a legal assistant with U.S. Shelter (a property management and real estate services company from which Insignia acquired certain assets in 1990).

            C. Purchase of EAB and Creditor Assets and Granting of Covenants not to Sue

      Pursuant to the Insignia Letter of Intent, ISLP purchased for an aggregate price paid to EAB of $1,100,000 the EAB Debt (which had an outstanding principal and interest balance as of such purchase of approximately $37.2 million), constituting all of the debt of VMSRIL and of VMSRP to VMSRIL's single major creditor, EAB. Subsequently, VMSRIL conveyed to ISLP, in a transfer in lieu of foreclosure, all of the assets (the "EAB Assets") securing the EAB Debt. The EAB Assets constituted all of the assets owned by VMSRIL other than its rights to act as general partner of the Syndicated Partnerships in which it is a general partner. In connection with this conveyance, ISLP has covenanted
(i) not to sue VMSRIL with respect to the EAB Debt, (ii) to look exclusively to the EAB Assets for payment of the EAB Debt and (iii) to repay (but only out of the proceeds realized from the EAB Assets acquired by ISLP) loans made to VMSRIL, of which approximately $845,000 was outstanding as of November 16, 1993, the date of the Insignia Letter of Intent (including principal and unpaid interest). These loans, which were made to VMSRIL in 1992 by certain of its principals to provide VMSRIL sufficient funds to permit it to meet its obligations under the VMSRIL Agreement (as defined below), were repaid in full by ISLP as of December 31, 1993. See "Recent Developments Affecting VMS Realty Partners And Its Affiliates." Upon exercise of an option granted SRA pursuant to the Insignia Letter of Intent, SRA acquired from Insignia, without payment of separate consideration, all of the EAB assets relating to VMS Syndicated Partnerships(20) that own hotels. Furthermore, the Insignia Agreement contemplates (as did the

 (20) "VMS Syndicated Partnerships" means those partnerships, including the Syndicated Partnerships, of which (i) VMSRIL, (ii) one of the VMS Principal Entities, or an affiliate thereof is the managing general partner (or (iii) a general partner of a general partner) and as to which limited partnership interest were sold to investors through syndications.

Insignia Letter of Intent) that ISLP may seek to purchase certain assets (the "Creditor Assets") conveyed to creditors of VMSRP pursuant to the Fifth Amendment to the CRA. Following such purchase, ISLP will (i) covenant not to sue VMSRP with respect to debts associated with the Creditor Assets and
(ii) agree to look exclusively to the beneficial interest of the applicable creditor in the Creditor Assets for payment of such debts. See "Recent Developments Affecting VMS Realty Partners And Its Affiliates" and "Conflicts Of Interest."

            D.    Indemnities Granted by Insignia

      Pursuant to the Insignia Letter of Intent, Insignia granted an indemnity to each of the individual partners of each of the VMS Principal Entities and/or VMSRIL and each of their respective partners (the "Indemnified Partners") with respect to the Syndicated Partnerships, including the Partnership. Insignia agreed to indemnify the Indemnified Partners for up to $500,000 of claims of creditors in connection with (i) consummation of the transactions contemplated by the Insignia Letter of Intent, (ii) the Indemnified Partners' roles as general partners of, and service providers to, the Syndicated Partnerships, and
(iii) the EAB and Creditor Assets. Payments with respect to this indemnification obligation will be made solely from a cash reserve (the "Reserve") established by Insignia. The Reserve has been funded with $333,333 and, pursuant to the Insignia Agreement, is to be funded with an additional $166,667 upon the offering by VMSRIL or its affiliates to cause the substitution of MAERIL for VMSRIL or such affiliate with respect to 60% of the Selected Syndicated Partnerships. In the event that the entire Reserve is not applied to the payment of Insignia indemnity obligations, all of the remaining funds in the Reserve will be paid over to SRA.

      Pursuant to the Insignia Agreement, Insignia also will indemnify the Indemnified Partners against all claims ("Covered Losses") in connection with
(i) actions taken by MAERIL, as general partner of the Selected Syndicated Partnerships, (ii) actions taken by MAERIL or its affiliates in connection with prospective work outs of Selected Syndicated Partnership debts or other efforts to raise capital for the Selected Syndicated Partnerships and (iii) actions taken by Insignia, MAE or any of their affiliates with respect to the EAB and Creditor Assets. The Reserve may not be used to pay Insignia's obligations with respect to this indemnity. Pursuant to the Insignia Agreement, Insignia's obligation to make such indemnity payments will be reduced by an amount equal to 50% of the Aggregate Payments (as defined in the next section) actually received by SRA from time to time pursuant to the Insignia Agreement (such reduction being subject to adjustment upon receipt of any additional such payments).

            E.    Compensation to VMSSE Affiliate

      The Insignia Letter of Intent provided for certain business relationships between Insignia (and its affiliates) and SRA. SRA is wholly owned by Joel Stone, who is a significant stockholder of two of VMSSE's corporate general partners, and is therefore an affiliate of VMSSE. See footnote 1, above.

      Pursuant to the Insignia Letter of Intent, SRA was to perform certain services (the "Services") for Insignia and its affiliates including:

        (i) assisting Insignia and its affiliates in minimizing

            their indemnity obligation under the Letter of Intent;

       (ii) maximizing the return on ISLP's investment in the EAB and Creditor Assets; and

      (iii) assisting (a) Insignia or its affiliates in connection with the management and asset management of properties owned by the Syndicated Partnerships and (b) MAERIL or its affiliates in fulfillment of their obligations as substitute general partners.

As discussed below, SRA's provision of the Services was terminated except for its provision of assistance to an Insignia affiliate in its provision of asset management services to VMS National Properties Joint Venture.

      For its provision of the Services, SRA was to receive a variety of forms of compensation, including a right to acquire a 48.5% limited partnership interest in ISLP for nominal consideration. SRA exercised this right on May 24, 1994 but, pursuant to the Insignia Agreement, subsequently revoked such exercise, and relinquished such right. Prior to its exercise of this right, SRA also received 48.5% of all amounts realized from the EAB Assets and the other assets purchased by ISLP pursuant to the Insignia Letter of Intent, net of certain specified deductions; such right to receive such payments was not revived, however, following SRA's revocation of the exercise of its acquisition right. The payments to SRA prior to its exercise of its acquisition right totalled $17,135. As further consideration, to the extent Insignia became the property manager or asset manager for Syndicated Partnerships and retained SRA to assist it, Insignia was to pay SRA the SRA Management Fee consisting of
(a) 28% of the management and asset management fees paid to Insignia affiliates by the Syndicated Partnerships, including the Partnerships and (b) 28% of all net income received by MAERIL (including all fees and distributions) as a result of its acting as general partner of the Syndicated Partnerships. With certain exceptions, the obligations of Insignia pursuant to the Insignia Letter of Intent were to be secured.

      Although Insignia and MAE desired to have MAERIL substituted as the general partner of the Selected Syndicated Partnerships, Insignia, MAE and ISLP determined that they did not require SRA's management and related services on a long-term basis as they believed that they could more efficiently and effectively perform their respective obligations to the selected Syndicated Partnerships on their own and without the necessity of coordinating with SRA. Accordingly, the Insignia Agreement effects, among other things, a buyout by Insignia of SRA's rights to provide the Services and to receive the compensation therefore discussed above. Pursuant to the Insignia Agreement, SRA's right to provide the Services was terminated, except that SRA is required to assist Insignia in performing asset management services for the VMS National Properties Joint Venture but not the Partnership or any of the other Syndicated Partnerships. Furthermore, Insignia and SRA acknowledged that they no longer contemplate seeking to maintain any future or ongoing mutual business relationships (although such relationships had been contemplated by the Insignia Letter of Intent). Additionally, SRA will be owed no further fees or obligations pursuant to the Insignia Letter of Intent or on account of services it has provided or will provide, but in lieu thereof will receive the following:

            (a)   $500,000 on closing;

            (b) $100,000 on both of the first and second anniversaries of closing;

            (c) $226,250 each calendar quarter for 6 years commencing in the calendar quarter beginning in July of 1994;

            (d) 28% of all fees and other payments received by (i) Insignia or its affiliates for the provision of management services to Boca West Center Associates, Ltd. and (ii) MAERIL in its capacity of substitute general partner of such Syndicated

                  Partnership or otherwise related to such Syndicated
                  Partnership;

            (e) the first $1.2 million of all net proceeds ("Net Proceeds") in excess of the Calculation Amount(21) derived by Insignia or ISLP from the sale of Creditor Assets and EAB Assets; and


 (21) The Calculating AMount is equal to (x) $3.4 million plus (y) the aggregate cost of each of the Creditor Assets acquired by ISLP (including interest at a rate of 4% over Citibank's base rate from the date of acquisition of each of the respective Creditor Assets) plus (z) the sum of any amounts previously received by Insignia in repayment of its loan to ISLP to acquire the EAB Assets and the Creditor Assets, or by ISLP as proceeds of the sale, refinancing or disposition of any EAB Assets or Creditor Assets, which insignia or ISLP has been required to disgorge by reason of a valid claim thereto asserted by an unaffiliated third party.

                 (f)   50% of Net Proceeds in excess of the sum of (i) the
                  Calculation Amount plus (ii) $1.2 million.

The payments pursuant to Clauses (a), (b), (e) and (f) of this paragraph are referred to herein as the "Aggregate Payments." All of the obligations specified in clauses (a) through (f) will be secured by a security interest in Insignia's 48.5% limited partnership interest in ISLP and Insignia's economic rights (but not obligations) pursuant to each of the property and asset management agreements between Insignia or its affiliates and the Syndicated Partnerships. In order to further secure payment of such obligations, Insignia and MAERIL agreed that at such time and from time to time as MAERIL becomes substitute general partners of a Selected Syndicated Partnership, at the election of SRA either (i) Insignia and/or its affiliates owning 100% of the stock of MAERIL shall pledge such stock to SRA or (ii) MAERIL shall pledge to SRA 100% of its economic rights and entitlements of every kind and nature (but not obligations) as general partner of each of the Selected Syndicated Partnerships, including, but not limited to, rights to general partner distributions and fees.

      In addition, pursuant to the Insignia Agreement, Insignia and its affiliates granted SRA a right of first refusal with respect to any proposed future sale by Insignia of EAB Assets and Creditor Assets to which Insignia or ISLP takes title by foreclosure, deed-in-lieu of foreclosure or otherwise.


CONFLICTS OF INTEREST

            A.    General Partners' Selection of Successor

      The ability of a general partner to select its own successor, pursuant to the Amendment, removes a safeguard against an inherent conflict of interest between the withdrawing general partner and the Partnership. The Amendment permits withdrawal by general partners on terms and conditions not as restrictive as those in the Partnership Agreement. Thus, notwithstanding the fact that a successor must satisfy the Withdrawal Conditions, an existing general partner might be motivated in its selection of a substitute general partner by factors other than the successor's qualifications to serve as a substitute general partner, such as the consideration to be paid to such withdrawing general partner in consideration for its interest or the speed within which a substitution could be effected. A successor general partner so chosen may not be able to adequately fulfill its obligations to the Partnership, and could cause a decline in the financial performance of the Partnership and/or the Partnership's assets.

      Pursuant to the Insignia Letter of Intent, ISLP has granted VMSRIL, VMSSE's affiliate, a covenant not to sue with respect to the EAB Debt (which has been acquired by ISLP). In addition, VMSSE's affiliate, SRA, is receiving significant consideration in connection with the transactions contemplated by the Insignia Agreement. Because this consideration results, in part, from the agreement to substitute MAERIL as the general partner of the Selected Syndicated Partnerships, including the Partnership, it creates a conflict of interest for

VMSSE. See "The Insignia Transactions - Purchase of EAB and Creditor Assets and Granting of Covenants not to Sue; and - Compensation to VMSSE Affiliate."

      Additionally, in order to expedite its withdrawal from the Partnership, a general partner could cause the Partnership to confer certain benefits upon a potential successor general partner or its affiliates, as an inducement to such potential successor to become a substitute general partner. Pursuant to the Insignia Letter of Intent, many of the Syndicated Partnerships, including the Partnership, retained affiliates of Insignia to provide property and asset management services for a fee. See "The Insignia Transactions - Substitution of MAERIL and Retention of Insignia Affiliates as Manager." Although such retention is part of a series of transactions pursuant to which, among other things, VMSSE and its affiliates, which serve as general partners of Selected Syndicated Partnerships, will withdraw as such, substituting MAERIL as general partner, VMSSE believes that because of Insignia's expertise and resources and the terms of such retention that such retention of an Insignia affiliate to provide property and asset management services is in the best interests of the Partnership and the compensation to be paid the Insignia affiliates for their provision of services is comparable to the compensation received by the Partnership's prior asset and property managers. See "The Insignia Transactions
- Substitution of MAERIL and Retention of Insignia's Affiliate as Manager." It should also be noted that even had Insignia affiliates not been previously retained to provide such managerial services, once MAERIL became general partner of the Selected Syndicated Partnerships, it would have had the ability to so retain an Insignia affiliate.

INTERESTED PERSONS

      VMSSE owns a 1% interest in the profits and losses of the Partnership. It is contemplated that all of such interest will be transferred to MAERIL which will then become the sole general partner of the Partnership. In addition, as discussed under "Insignia Transactions -- Compensation to VMSSE Affiliate", in the event of consummation of the transactions contemplated thereby, which will be permitted by the Amendment, VMSSE's affiliates are expected to receive substantial consideration, and VMSRIL, a VMSSE affiliate, has the continuing benefit of the covenant not to sue contemplated by the Insignia Letter of Intent.

      VMSSE has no interest in the adoption of the Amendment other than the interests described above, the matters discussed under the heading "Conflicts of Interest", and the following. VMSSE will be fulfilling its obligations under the Settlement Agreement. VMSSE will have fulfilled its obligation to vote the Proxies and its withdrawal as general partner of the Partnership will relieve VMSSE from any liability for the obligations of the Partnership incurred subsequent to the date of such withdrawal. See "The Insignia Transactions -- Indemnities Granted by Insignia." However, VMSSE has no obligation under the terms of the Partnership Agreement to make additional contributions to, or assume additional liabilities of, the Partnership.

      Upon MAERIL's substitution as general partner of the Partnership, MAERIL will be liable with respect to obligations of the Partnership incurred after such substitution to the same extent as VMSSE would have been had it not withdrawn. Furthermore, even subsequent to its withdrawal as the general partner, VMSSE will remain liable, jointly and severally, for those existing obligations of Partnership incurred prior to the date of its withdrawal, to the extent that (i) the assets of the Partnership are inadequate to respond to those obligations and (ii) VMSSE would have been otherwise liable with respect to such obligations had it not withdrawn as a general partner. VMSSE has been released from certain claims pre-dating its withdrawal pursuant to the terms of the Settlement Agreement. See "Settlement Agreement's Relationship To The Partnership."

      All associates of VMSSE having an interest in it have, through and as a result of that interest, an interest in the withdrawal of VMSSE from the Partnership, and the assignment of its partnership interest to MAERIL. VMSSE and certain of its affiliates, including SRA and the Indemnified Partners, have an additional interest in the Amendment as it will permit consummation of the transactions contemplated by the Insignia Agreement.

DEVELOPMENTS AFFECTING VMS REALTY PARTNERS AND ITS AFFILIATES

      As previously reported in the Registrants' quarterly and annual reports, VMSRP, the sole stockholder of VMSSE's sole stockholder, and certain of its affiliates had experienced severe liquidity problems. Because of VMSRP's inability to resolve the liquidity problems affecting it and its affiliates, VMSRP had generally suspended making payments relating to operating assets of it and its affiliates, other than payments generally necessary to maintain the operation of such assets of it and its affiliates, and changed the business of VMSRP and its affiliates, eliminating the acquisition and development of real estate assets. However, VMSRIL, VMSSE and each of the other affiliates that serve as general partners of VMS Syndicated Partnerships continue, and are continuing, to perform their responsibilities as general partners.

      In response to the above-described liquidity problems, on March 25, 1992, VMSRIL, (an affiliate of (i.e., under common control with) VMSSE, the managing general partner of the Partnership, and an affiliate of the VMS Principal Entities) entered into an agreement (the "VMSRIL Agreement") with its single major creditor, European American Bank, and one of its affiliates, EURAM (collectively "EAB"), which held a lien on all of VMSRIL's assets.

      The VMSRIL Agreement provided that for a 12-month period VMSRIL was prohibited from engaging in business activities or operations unrelated to the orderly liquidation of its existing assets, which liquidation was to be conducted consistent with its duties as the managing general partner of VMS Syndicated Partnerships. Notwithstanding the foregoing, the VMSRIL Agreement provided that VMSRIL was not prohibited from engaging in any activities with respect to VMS Syndicated Partnerships, including, but not limited to, the continuation of the VMS Syndicated Partnerships' business operations.

      Under the VMSRIL Agreement, in order to facilitate VMSRIL's operation of its assets in a manner intended to preserve and, if possible, enhance the value of such assets prior to their disposition, EAB granted VMSRIL a moratorium on enforcement of all indebtedness owed to EAB by VMSRIL. EAB agreed that, during the one year term of the VMSRIL Agreement (assuming no default by VMSRIL in the performance of its obligations under the VMSRIL Agreement), EAB would not take any action which would materially adversely affect the interests of VMSRIL, including, without limitation, demanding payment of indebtedness and filing a petition to institute an involuntary bankruptcy proceeding against VMSRIL.

      Also in response to the above-described liquidity problems, on March 31, 1992, the VMS Principal Entities entered into the CRA with a number of parties including substantially all of the unsecured and undersecured creditors (other than trade creditors) of the VMS Principal Entities and certain of the unsecured or undersecured creditors (other than trade creditors) of their affiliates (collectively, the "Creditors"). Although VMSRIL is a party to the CRA, it is generally not considered a VMS Principal Entity thereunder. VMSSE is neither a party to the CRA nor a VMS Principal Entity thereunder.

      The CRA was intended to achieve a purpose comparable to that described above for the VMSRIL Agreement. In consideration of the benefits received by the Creditors under the CRA, the Creditors granted the VMS Principal Entities a moratorium similar to that contained in the VMSRIL Agreement.

      During the respective terms of, and under certain circumstances specified in, the VMSRIL Agreement and the CRA, VMSRP and certain of its affiliates, including VMSRIL and VMSSE, were required to pay certain sums derived from their operations and asset dispositions to be applied to their restructured debts; these sums were paid by VMSRP and its affiliates, including VMSRIL and VMSSE, as and when required under the terms of those agreements.

      Effective November 17, 1993, the VMS Principal Entities entered into the Fifth Amendment to the CRA, dated as of October 25, 1993, pursuant to which each

VMS Principal Entity (and not VMSRIL) has transferred certain of its assets in lieu of foreclosure (other than general partnership interests in VMS Syndicated Partnerships and assets that the Creditors chose not to acquire, based on their view of the value of such assets and concerns about possible liability associated with them) to separate trusts beneficially owned by the Creditors of each of the respective transferring VMS Principal Entities, subject to the liens of the applicable Creditors, in consideration of, among other things, the granting of covenants not to sue by the respective Creditors (and their successors and assigns) with respect to each of the VMS Principal Entities' liability for the indebtedness owed such Creditors. Such transactions have amicably concluded the debtor creditor relationship between the VMS Principal Entities and the Creditors.

      Pursuant to the CRA and the Fifth Amendment thereto, and as an inducement to the VMS Principal Entities to engage in the deed in lieu transactions described above, substantial cash consideration, at the direction of the VMS Principal Entities, was paid by the Creditors to SRA for future services to be performed by SRA for benefit of the VMS Principal Entities.

      During the summer of 1993, EAB introduced VMSRIL to Insignia, which was engaged in discussions with EAB concerning the possible acquisition by an Insignia subsidiary of VMSRIL's debt to EAB and the assets securing that debt, and the granting by that Insignia subsidiary of a covenant not to sue VMSRIL. This transaction has now occurred, effectively resolving VMSRIL's financial difficulties with its single major creditor.

      Subsequently, Insignia entered into negotiations with VMSRIL that have resulted in the execution of the Insignia Letter of Intent, and thereafter, the Insignia Agreement. See "The Insignia Transactions."

            The plaintiffs in the Dubelko Lawsuit, previously reported in Item 2 of Part I of the Partnership's Report on Form 10-Q for the nine months ended September 30, 1992, and Item 1 of Part I of the Partnership's Report on Form 10-K for the year ended December 31, 1992, alleged that because of VMSRIL's past financial difficulties it had withdrawn as the general partner of a VMS syndicated partnership pursuant to the terms of that partnership's partnership agreement, which partnership agreement is similar to the Partnership Agreement. Effective January, 1993, the Dubelko Lawsuit was settled and, pursuant to such settlement, the plaintiffs withdrew their allegations. Additionally, in the recently completed Chapter 11 case involving Frenchman's Reef Beach Associates ("Frenchman's"), another VMS syndicated partnership, Case No. 93B 18572 (Bankr. N.D. Ill.), the Frenchman's Reef Protection Committee (an unofficial Committee purporting to represent certain limited partners in Frenchman's) filed an objection to the plan and disclosure statement filed by Frenchmen's, which objection disputed VMSRIL's status as the general partner of Frenchman's, relying upon an argument substantially similar to that advanced in the Dubelko Lawsuit. Notwithstanding this objection, Frenchman's bankruptcy plan was confirmed in November of 1994 by the bankruptcy court and became effective in December of 1994. VMSRIL believes, after consultation with its counsel, that VMSRIL has meritorious defenses to actions such as the Dubelko Lawsuit and the Frenchman's action, and that the resolution of VMSRIL's financial difficulties discussed above affords additional strength to such defenses.


      The Office of the Inspector General ("OIG") for the Department of Housing and Urban Development ("HUD") has completed an audit of the books and records of VMS Realty Management, Inc. relative to seven HUD projects which VMS Realty Management, Inc. managed from 1987 to 1991, the years which were the subject of the OIG audit. None of these projects were owned by the Partnership. The OIG concluded that VMS Realty Management, Inc. did not comply with the terms and conditions for the HUD Regulatory Agreements and applicable HUD regulations and instructions relating to the financial and general management practices for six of the seven HUD projects reviewed. Specifically, the OIG audit concluded that VMS Realty Management, Inc. inappropriately disbursed $6,366,180 from the projects' funds for partnership expenses from 1987 to 1991 when the projects were in a non-surplus cash position or lacked adequate surplus cash for the payments, as the term "surplus cash" is defined pursuant to the HUD Regulatory Agreements.

      The OIG's Audit Report to HUD recommends that (1) the projects' owners reimburse $6,366,180 to the projects' accounts for the excess distributions and if the owners fail to comply, then HUD should initiate action for double damages remedy, (2) take action to preclude VMS Realty Management, Inc. and the individuals which comprise it from participating in future HUD projects, and
(3) require the appropriate HUD Regional/Field Offices to conduct reviews of the 13 remaining HUD projects which VMS Realty Management, Inc. previously managed which were not the subject of the OIG audit.

      Four of the six HUD projects which were the subject of the OIG audit currently have surplus cash in excess of the amounts which the OIG has concluded were inappropriately disbursed between 1987 and 1991, and HUD has tentatively agreed to accept a current financial statement verifying the surplus cash amounts in full settlement for these four projects. These four projects with sufficient current surplus cash represent $6,009,514 of the entire $6,366,180 inappropriate disbursements. A cash settlement has been reached with HUD for Ramblewood Associates, the owner of one of the two other HUD projects which were the subject of the OIG audit. However, at the present time, no settlement has been reached between HUD and the project owner (a subpartnership of VMS National Properties Joint Venture) for the final HUD project which the OIG has found to have made inappropriate disbursements. The maximum amount of inappropriate disbursements with respect to such project totals $132,744.


                      INFORMATION INCORPORATED BY REFERENCE


      The following documents are incorporated by reference herein in their entirety:

            (a)   Registrant's Form 10-KSB for the year ended December 31, 1994

            (b) Registrant's Form 10-QSB for the three-month period ended March 31, 1995

            (c) Registrant's Form 10-QSB for the six-month period ended June 30, 1995

            (d) Registrant's Form 10-QSB for the nine-month period ended September 30, 1995



                                    GLOSSARY

      "Entity Payments" means sums paid to a VMS Principal Entity or VMSRIL
(i) pursuant to the terms of an assignment note or wrap note; (ii) pursuant to the provisions of the partnership agreement of a Settling Limited Partnership providing for the distribution to the general partners of such Settling Limited Partnership of a portion of the net proceeds of a sale or other disposition of real property and/or other assets owned by such Settling Limited Partnership;
(iii) as repayment of amounts loaned to a Settling Limited Partnership or, including interest thereon, by a VMS Principal Entity or VMSRIL, in its capacity as a general partner of such Settling Limited Partnership, on the terms set forth in the limited partnership agreement and/or private placement memorandum of such Settling Limited Partnership; (iv) as a fee upon the sale of any project owned by either a Settling Limited Partnership or a joint venture in which such Settling Limited Partnership is a partner, pursuant to the terms of either the limited partnership agreement or private placement memorandum of such Settling Limited Partnership; the amounts referred to in this clause (iv) include, but are not limited to, (a) fees payable for advice rendered by the VMS Principal Entity or VMSRIL as to the timing and terms of the sale of any project and
(b) incentive payments payable due to the gross proceeds derived from the sale of a project exceeding certain financial thresholds set forth in the private placement memorandum of such Settling Limited Partnership; provided, however, that Entity Payments shall not include any amounts due or payable to a VMS Principal Entity or VMSRIL as a Management Fee.

      "Management Fee" means any and all amounts payable to any VMS Principal Entity or VMSRIL in its capacity as manager or asset manager of a project owned by either a Settling Limited Partnership or a joint venture in which a Settling Limited Partnership is a partner, for its services as manager or asset manager of such project, as such fees are payable pursuant to the terms set forth in the private placement memorandum of such Settling Limited Partnership.





                             Index of Defined Terms

Term                                                                 Page Number

Aggregate Payments                                                       32
Amendment                                                                 1
Class Counsel                                                            15
Consolidated Actions                                                     13
Court                                                                     1
Covered Losses                                                           29
CRA                                                                      20
Creditors                                                                36
Creditor Assets                                                          28
EAB                                                                      10
EAB Assets                                                               28
EAB Debt                                                                 10
Escrow                                                                   20
Frenchman's                                                              37
HUD                                                                      37
Indemnified Partners                                                     29
Insignia                                                                  4
Insignia Agreement                                                        5
Insignia Letter of Intent                                                 4
ISLP                                                                     22
MAERIL                                                                    1
MAE                                                                       4
MAG                                                                      27
MAP IV                                                                   26
MAP V                                                                    26
Mutual Benefit Settling Defendants                                        7
OIG                                                                      37
Oversight Committee                                                       8
Partnership                                                               1
Partnership Agreement                                                     1
Proxies                                                                   4
Reserve                                                                  29
Services                                                                 30
Settlement Agreement                                                      1
Settling Class Members                                                    7
Settling Limited Partnerships                                             7
SRA                                                                       4
Syndicated Partnerships                                                   4
VMSRIL                                                                    3
VMSRIL Agreement                                                         35
VMSRP                                                                     1
VMSSE                                                                     1


                              EXHIBIT A


      THIS AMENDMENT to the Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership (the "Agreement") of VMS Investors First-
Staged Equity L.P. II  (the "Partnership") is executed on the      day of
          , 1994. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to such terms in the Agreement.

      WHEREAS, the Partnership desires to grant the General Partners the right to freely Withdraw from the Partnership without liability, subject only to Satisfaction of the Withdrawal Conditions (as such term is defined below); and

      WHEREAS, Limited Partners representing 98.84% of the Limited Partnership Interests, directly or by proxy granted to the Managing General Partner either
(i) pursuant to the terms of that certain Stipulation of Settlement of New Action and Partial Settlement of Consolidated Actions approved by order of Judge Zagel dated July 2, 1991, as amended (the "Settlement Agreement") or (ii) otherwise, consent to the grant of a right of Withdrawal to the General Partners.

      NOW, THEREFORE, the Partners hereby amend the Agreement by inserting the following as a new Section BB:

      BB.   Permitted Withdrawal by a General Partner.

            Notwithstanding anything contained in this Agreement and Certificate to the contrary, a General Partner may, without the consent of any Limited Partners, but subject solely (except in the case of death, disability or incompetency) to the Satisfaction of the Withdrawal Conditions, (1) Withdraw from the Partnership at any time without incurring any liability to the Partnership for such Withdrawal; provided, however, that the foregoing shall not release any such withdrawing General Partner from any liability of such General Partner arising, or relating to any matter existing, prior to its date of Withdrawal, and (2) substitute for itself one or more successor General Partners. "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred if the General Partner shall have reasonably determined that (x) the proposed Withdrawal will not result in the reclassification of the Partnership as an association taxable as a corporation for Federal income tax purposes and (y) any proposed substitute General Partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as a General Partner.

                              EXHIBIT B

                     Irrevocable Proxy and Power of Attorney

      Each settling Class member who is a current limited partner of any of the Active Limited Partnerships identified by footnote 3 on Exhibit A will be deemed to grant to each managing general partner of each such Active Limited Partnership, acting singly, the irrevocable proxy and power of attorney specified below and will irrevocably constitute and appoint them, with full power of substitution and resubstitution, as his, her or its attorney-in-fact with full power and authority to act in his, her or its name on his, her or its behalf with respect to:

            (a) Voting in favor of, or consenting to, any sale, lease, assignment, exchange or other transfer or conveyance of the real property and/or other assets owned by such Active Limited Partnership, including, but not limited to, any conveyance of all or substantially all of the assets of such Active Limited Partnership; and

            (b) Voting in favor of an amendment to the partnership agreement of such Active Limited Partnership, which, notwithstanding any provisions to the contrary in the applicable partnership agreement or prospectus, permits each general partner of such Active Limited Partnership to (i) withdraw, without liability for such withdrawal, from the Active Limited Partnership (whether by resignation or retirement or by the transfer, sale, assignment, pledge, encumbrance or other disposition of such general partner's general partnership interest in such Active Limited Partnership) and (ii) substitute one or more successor general partners without obtaining, with respect to both (i) or (ii) above, any further consent of the limited partners of the Active Limited Partnership, and without satisfying any other conditions to the withdrawal and substitution of general partners other than Satisfaction of the Withdrawal Conditions. As used herein, "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred if the general partner reasonably determines that (x) the proposed withdrawal will not result in the reclassification of the Active Limited Partnership as an association taxable as a corporation for Federal income tax purposes; and (y) any proposed substitute general partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as general partner.

            (c) The proxy and power of attorney hereby granted by each limited partner of each Active Limited Partnership:

                  (i) is a proxy and power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of such limited partner, shall revoke all prior proxies granted by such limited partner and shall survive for the life of the Active Limited Partnership; and

                  (ii) shall be valid and binding upon, and inure to the benefit of, the successors, assigns, personal representatives, estates, heirs and legatees of each such limited partner and each managing general partner of such Active Limited Partnership.

            (d) No settling Class member who is a limited partner of the Active Limited Partnerships shall grant a proxy or power of attorney to any person which conflicts with the proxy and power of attorney granted herein and any attempt to do so shall be void.


                              EXHIBIT C

                           ACTIVE LIMITED PARTNERSHIPS

11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
  Partnership I
Chicago Resort Hotels and Conference Centers Limited
  Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Davies Pacific Center Limited Partnership
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates Ltd.
LaJolla Village Professional Center Associates
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
  Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates

Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Towers Associates



                              EXHIBIT D

                          SETTLING LIMITED PARTNERSHIPS

11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Albuquerque/San Pedro Office Park Associates
Arlington/Woodcreek Associates
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
  Partnership I
Chicago Resort Hotels and Conference Centers Limited
  Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Dallas Timber Ridge Associates
Davies Pacific Center Limited Partnership
Denver/Hi-Tech Executive Center Associates
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Embassy Associates
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Forest Hills Townhome Associates
Forestwood Associates
Fort Worth/Gates of Spain Associates, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates, Ltd.
LaJolla Village Professional Center Associates
Lake Magdalene Arms Apartment Associates, Ltd.
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
Nob Hill Townhome-Apartment Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
  Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership

Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates
Regency Square Townhomes and Apartments Associates, Ltd.
Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Springs of Country Woods Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
Virginia Beach Hotel Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
West Palm/Forum III Associates, Ltd.
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Towers Associates


                              EXHIBIT E
                             VMS SETTLING DEFENDANTS

Boca-CWP Partners
Brewster Corp.
Brewster Realty, Inc.
      (formerly known as VanKampen Stone, Inc.)
Chicago Wheaton Partners
Congregate Living Partnership
Green, Richard
Harbour House Assoc.
Hayes, David
Hoekstra, Allan W.
Howard, Melvin
Indian Lakes/Nordic Hills L.P.
LaJolla Office Associates
Merritt, John C.
Morris, Peter R.
Morris/Stone Assoc.
Park, Jeffrey J.
PRM-Garden City Assoc.
Residential Equities, Ltd.
Resort Retirement Properties Associates
Robbins, James
Seeland, Allen
Sveen, Richard
Sonnenschein Nath & Rosenthal
      (formerly known as Sonnenschein Carlin Nath & Rosenthal)
Springs Management Company
Stone, Joel A.
VanKampen Merritt, Inc.
VanKampen/Morris/Stone, Inc.
VanKampen, Robert D.
VanKampen Stone, Inc.
VKM&S Enterprises, Inc.
VKM&S-Garden City Associates
VMS Broadway Associates
VMS East Bay Associates
VMS Financial Guarantee L.P.
VMS Hotel Mortgage, Inc.
VMS Institutional Capital Corp. 1984-2
VMS Mortgage Co.
VMS Mortgage Co. II
VMS Mortgage Co. IV
VMA National Hotel Partners
VMS National Properties
VMS Realty, Inc.
VMS Realty Investment, Ltd.
VMS Realty Investors
VMS Realty Management, Inc.
VMS Realty Partners
VMS Securities Inc.
VMS Staged Equity II, Inc.
VMS Wall Street Associates Limited Partnership (11 Broadway)
Xerox Corporation
Xerox Credit Corporation
Xerox Financial Services, Inc.
XCC Investment Corporation
11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership

Albuquerque/San Pedro Office Park Associates
Arlington/Woodcreek Associates
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates, Ltd.
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
      Partnership I
Chicago Resort Hotels and Conference Centers Limited
      Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Dallas Timber Ridge Associates
Davies Pacific Center Limited Partnership
Denver/Hi-Tech Executive Center Associates
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Embassy Associates
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Forest Hills Townhome Associates
Forestwood Associates
Fort Worth/Gates of Spain Associates, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates, Ltd.
LaJolla Village Professional Center Associates
Lake Magdalene Arms Apartment Associates, Ltd.
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
Nob Hill Townhome-Apartment Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
      Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates
Regency Square Townhomes and Apartments Associates, Ltd.
Scarlett Oaks Apartments Associates, Ltd.

Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Springs of Country Woods Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
Virginia Beach Hotel Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
West Palm/Forum III Associates, Ltd.
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Tower Associates

                              EXHIBIT F










                                  Balance Sheet

                                  MAERIL, Inc.

                               September 30, 1995
                       with Report of Independent Auditors

                                  MAERIL, Inc.

                                  Balance Sheet

                               September 30, 1995




                                    Contents

Report of Independent Auditors                               1
Balance Sheet                                                2
Notes to Balance Sheet                                       3
















                         Report of Independent Auditors



To the Stockholders
MAERIL, Inc.


We have audited the accompanying balance sheet of MAERIL, Inc. as of September 30, 1995. This balance sheet is the responsibility of the Company s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of MAERIL, Inc. at September 30, 1995, in conformity with generally accepted accounting principles.




                                                /s/ ERNST & YOUNG LLP


Greenville, South Carolina
November 14, 1995


                                  MAERIL, Inc.

                                  Balance Sheet

                               September 30, 1995




 Assets
 Cash                                                                $122,006

 Total assets                                                        $122,006

 Liabilities and stockholder s equity
 Accounts payable
                                                                     $  1,780
 Payable to affiliates                                                 19,998
 Losses in excess of investment in partnerships                        70,234

 Total liabilities                                                     92,012

 Stockholder s equity:

 Common stock, $1 par value; 100 shares authorized
     and outstanding
                                                        $     100
 Paid-in capital                                           99,900

 Deficit                                                  (70,006)     29,994

 Total liabilities and stockholder s equity                          $122,006



See accompanying notes.


                                  MAERIL, Inc.

                             Notes to Balance Sheet

                               September 30, 1995

1. Organization

MAERIL, Inc. ( the Company ) is a wholly owned subsidiary of MAE GP Corporation, which is wholly-owned by Metropolitan Asset Enhancement, L.P. ( MAE ). The Company was incorporated as a Delaware corporation on March 23, 1994 and was formed to become the general partner of certain real estate related limited partnerships.

An agreement exists between MAE and Insignia Financial Group, Inc. ( Insignia ), dated August 13, 1993 and terminating April 15, 2018, which causes Insignia, through its employees, to perform certain functions for MAE and each of its affiliates and controlled subsidiaries. Pursuant to this agreement, Insignia will perform these responsibilities on behalf of the Company and shall receive for the performance of such services Incentive Management Fees and
 Transaction Fees  (as defined).

2. Investment in General Partnership Interests

During 1995 and 1994, the general partnership interests in the following twelve limited partnerships were transferred to the Company from the prior general partner:

        Boca Glades Associates Ltd.                                 1%
        Boca West Shopping Center Associates, Ltd.                  2%
        Eaton Canyon Partners, Ltd.                                 1%
        Four Quarters Habitat Apartments Associates, Ltd.           2%
        Hearthwood Associates                                       1%
        Kendall Townhome Investors, Ltd.                            1%
        Lynnhaven Associates                                        1%
        Merrifields Associates                                      1%
        Mt. Regis Associates II                                     1%
        Pasadena Office Park Associates                             1%
        Woodhaven Associates                                        1%
        Yorktown Towers Associates                                  1%


Eaton Canyon Partners, Kendall Townhome Investors, Lynnhaven Associates, Mt. Regis Associates II and Pasadena Office Park Associates have no operating activity.

The general partnership interests have been acquired by MAERIL generally at no out-of-pocket cost, as Insignia has funded all acquisition costs in return for the management rights for properties owned by partnerships in which MAERIL or an affiliate is the general partner.

2. Investment in General Partnership Interests (continued)

Investments in real estate partnerships are accounted for under the equity method. Under the equity method, MAERIL records a liability for its proportionate share of the investee s income or loss in the income statement and records cash distributions received as a reduction of its investments. At September 30, 1995, MAERIL has recorded a liability of approximately $70,000 related to its share of equity in losses in the partnerships, which includes the amortization of MAERIL s costs in excess ($407,000) of its proportionate share of the investees assets at the dates of acquisition. The costs in excess are being amortized over ten years, which is the estimated composite life of the investees.

A general partner of a limited partnership may become obligated to fund certain losses of the limited partnership once the capital of the limited partnership is depleted. There can be no assurance that MAERIL will have the necessary resources to fund such losses. Generally, the limited partnerships are financed with non-recourse mortgages for which the general partner is not responsible should the partnerships default on such mortgages. In addition, recourse obligations of the underlying partnerships existing prior to the date of MAERIL s becoming general partner are generally not the responsibility of MAERIL. However, MAERIL is contingently liable for other recourse obligations of the partnerships, consisting primarily of trade payables and other accruals. Management does not expect this contingency to have a material adverse effect on MAERIL s financial condition.

Total unaudited assets, liabilities and deficit of these partnerships as of September 30, 1995 were approximately $28,800,000, $61,300,000 and $32,500,000, respectively.


3. Income Taxes

The Company accounts for income taxes under the liability method as required by FASB Statement No. 109, Accounting for Income Taxes . The Company will file its return as part of a consolidated group with MAE GP Corporation. The provision for income taxes is determined on a separate company basis. The Company has incurred losses since inception and therefore no provision for income taxes has been recorded. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities used for income tax purposes.

Temporary differences arise from book and tax differences in accounting for the equity in losses of the partnerships. Significant components of the Company s deferred tax assets and liabilities as of September 30, 1995 are as follows:

        Deferred tax assets:


         Net operating loss carryforward
                                                               $ 28,000


         Valuation allowance for deferred tax assets            (28,000)



        Net deferred tax assets
                                                           $          0

        Deferred tax liabilities
                                                           $          0


4. Environmental Liabilities

Under various Federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances or petroleum product released at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that MAERIL, any of its affiliates, or any assets owned or controlled by MAERIL or any of its affiliates currently are in compliance with all of such laws and regulations, or that MAERIL or its affiliates will not become subject to liabilities that arise in whole or in part out of any such laws, rules or regulations. Management is not currently aware of any environmental liabilities which are expected to have a material adverse effect on MAERIL s financial condition.